UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  November 16, 2006

Bowlin Travel Centers, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-31701	85-0473277
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Louisiana, NE, Albuquerque, New Mexico	87108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  505-266-5985

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01  Change in Registrant’s Certifying Accountant.

(a)(1)  On November 10, 2006, Moss Adams LLP (“Moss Adams”) resigned as Bowlin Travel Centers, Inc. (the “Company”), registered independent public accounting firm. As discussed below, the Company has engaged the firm of Accounting & Consulting Group, LLP (“The Group”) as its registered independent public accounting firm for the 2007 fiscal year. The Company’s Board of Directors recommended and approved the decision to change accountants and the engagement of The Group. The Company has no audit or similar committee.

Moss Adams’ reports on the Company’s consolidated financial statements for the fiscal year 2006 have not contained any adverse opinion or disclaimer of opinion and have not been qualified or modified as to uncertainty, audit scope or accounting principles. In addition, during the Company’s 2006 fiscal year and the subsequent first and second quarter interim periods preceding Moss Adams resignation, there have not been any disagreements with Moss Adams on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to the satisfaction of Moss Adams, would have caused them to make a reference to the subject matter of the disagreement in connection with their reports. The 2005 statements of the Company were audited by Neff + Ricci LLP (“Neff + Ricci”) who combined with Moss Adams LLP as of January 1, 2006. Neff + Ricci’s audit reports on the Company’s financial statements for fiscal year 2005 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. In addition, during the Company’s fiscal year 2005 and the subsequent interim periods preceding the replacement of Neff + Ricci, there were no disagreements with Neff + Ricci on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to the satisfaction of Neff + Ricci, would have caused them to make a reference to the subject matter of the disagreement in connection with their reports.

During the Company’s fiscal year 2006 and subsequent first and second quarter interim periods preceding the resignation of Moss Adams:

(i)   Moss Adams did not advise the Company that internal controls necessary for the Company to develop reliable financial statements did not exist, however, a material weakness associated with the control environment related to general merchandise inventory at the Company's twelve retails was noted.  The Company used estimates throughout the year based on standard markups within defined categories to record cost of goods sold. The Company historically counts physical inventory at each location at the end of each fiscal year. Therefore, variances between the estimates used and physical counts are accounted for at the end of the fiscal year rather than periodically;

(ii)  Moss Adams did not advise the Company that information had come to Moss Adams’ attention that led them to no longer be able to rely on management’s representations, or that made them unwilling to be associated with the financial statements prepared by management;

(iii)  Moss Adams did not advise the Company of the need to expand significantly the scope of their audit, or that information had come to their attention during such period that, if further investigated, may (i) materially impact the fairness or reliability of previously issued Reports of Independent Auditors and the underlying consolidated financial statements, or the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report, or (ii) cause Moss Adams to be unwilling to rely on management’s representations or be associated with the Company’s consolidated financial statements; and

(iv)  Moss Adams did not advise the Company that information had come to their attention that they had concluded materially impacted the fairness or reliability of previously issued Reports of Independent Auditors and the underlying consolidated financial statements, or the consolidated financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent consolidated financial statements covered by an audit report.

The Company has provided Moss Adams with a copy of the foregoing disclosure, and has requested that Moss Adams furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with such disclosure. The Company has filed as an Exhibit to this Form 8-K a copy of the letter from Moss Adams required by Item 304 of Regulation S-K.

(a)(2)   On November 9, 2006, the Company engaged The Group as its independent auditors. Prior to its engagement, the Company had not consulted with The Group with respect to:

(i)  the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements; or

(ii)  any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K) .

Item 9.01.   Financial Statements and Exhibits

(c)  Exhibits

Exhibit Number	Description

16.2
Letter from Moss Adams LLP, dated November 16, 2006, regarding its concurrence or disagreement with the statements made by the registrant in the current report concerning the resignation of the registrants’ independent public accounting firm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed n its behalf by the undersigned hereunto duly authorized.

Bowlin Travel Centers, Inc.

Date: November 16, 2006	By:	/s/ MICHAEL L. BOWLIN

Michael L. Bowlin, Chairman of the Board, President and Chief Executive Officer

Exhibit Index

Exhibit Number	Description

16.2
Letter from Moss Adams LLP, dated November 16, 2006, regarding its concurrence or disagreement with the statements made by the registrant in the current report concerning the resignation of the registrants’ independent public accounting firm.